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                                                                     Exhibit 4.8

================================================================================

                      COMMON SECURITIES GUARANTEE AGREEMENT

                                       by

                           W. R. BERKLEY CORPORATION,
                                  as Guarantor

                                   relating to

                         W. R. BERKLEY CAPITAL TRUST II

                            Dated as of July 26, 2005

================================================================================

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                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE I.    DEFINITIONS AND INTERPRETATION............................................       1

Section 1.1.  Definitions and Interpretation............................................       1

ARTICLE II.   TRUST INDENTURE ACT.......................................................       4

Section 2.1.  Trust Indenture Act; Application..........................................       4
Section 2.2.  Lists of Holders of Securities............................................       4
Section 2.3.  Reports by the Common Guarantee Trustee...................................       5
Section 2.4.  Periodic Reports to Common Guarantee Trustee..............................       5
Section 2.5.  Evidence of Compliance with Conditions Precedent..........................       5
Section 2.6.  Events of Default; Waiver.................................................       5
Section 2.7.  Event of Default; Notice..................................................       5
Section 2.8.  Conflicting Interests.....................................................       6

ARTICLE III.  POWERS, DUTIES AND RIGHTS OF COMMON GUARANTEE TRUSTEE.....................       6

Section 3.1.  Powers and Duties of the Common Guarantee Trustee.........................       6
Section 3.2.  Certain Rights of Common Guarantee Trustee................................       8
Section 3.3.  Not Responsible for Recitals or Issuance of Guarantee.....................       9

ARTICLE IV.   COMMON GUARANTEE TRUSTEE..................................................      10

Section 4.1.  Common Guarantee Trustee; Eligibility.....................................      10
Section 4.2.  Appointment, Removal and Resignation of Common Guarantee Trustees.........      10

ARTICLE V.    GUARANTEE.................................................................      11

Section 5.1.  Guarantee.................................................................      11
Section 5.2.  Waiver of Notice and Demand...............................................      11
Section 5.3.  Obligations Not Affected..................................................      11
Section 5.4.  Rights of Holders.........................................................      12
Section 5.5.  Guarantee of Payment......................................................      12
Section 5.6.  Subrogation...............................................................      12
Section 5.7.  Independent Obligations...................................................      13
Section 5.8.  Taxes.....................................................................      13

ARTICLE VI.   LIMITATION OF TRANSACTIONS; SUBORDINATION.................................      13

Section 6.1.  Limitation of Transactions................................................      13
Section 6.2.  Subordinated Ranking......................................................      14
Section 6.3.  Event of Default..........................................................      14

ARTICLE VII.  TERMINATION...............................................................      14

Section 7.1.  Termination...............................................................      14

ARTICLE VIII. INDEMNIFICATION...........................................................      15

Section 8.1.  Exculpation...............................................................      15

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
Section 8.2. Indemnification...........................................................      15

ARTICLE IX.  MISCELLANEOUS.............................................................      16

Section 9.1. Successors and Assigns....................................................      16
Section 9.2. Amendments................................................................      16
Section 9.3. Notices...................................................................      16
Section 9.4. Benefit...................................................................      17
Section 9.5. Governing Law.............................................................      17

                      COMMON SECURITIES GUARANTEE AGREEMENT

      This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of July 26, 2005, is executed and delivered by W. R. Berkley Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York corporation, as trustee (the "Common Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of W. R. Berkley Capital Trust II, a Delaware statutory trust (the "Issuer").

      WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of July 26, 2005, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 10,000,000 preferred securities, having an aggregate liquidation amount of $250,000,000, designated the 6.750% Trust Originated Preferred Securities (the "Preferred Securities") and four common securities, having an aggregate liquidation amount of $100 designated the 6.750% Trust Originated Common Securities (the "Common Securities");

      WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

      WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

      NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

      Section 1.1. Definitions and Interpretation. In this Common Securities Guarantee, unless the context otherwise requires:

            (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

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

            (b) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

            (c) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

            (d) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Common Securities Guarantee, unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires; and

            (f) a reference to the singular includes the plural and vice versa.

      "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

      "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

      "Business Day" means any day other than a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to close.

      "Common Guarantee Trustee" means The Bank of New York until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Common Securities Guarantee and thereafter means each such Successor Common Guarantee Trustee.

      "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

      "Corporate Trust Office" means the office of the Common Guarantee Trustee at which the corporate trust business of the Common Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at The Bank of New York, 101 Barclay Street, 8W, New York, New York 10286.

      "Covered Person" means any Holder or beneficial owner of Common
Securities.

      "Debentures" means the series of junior subordinated debt securities of the Guarantor designated the 6.750% Subordinated Debentures due 2045, held by the Property Trustee (as defined in the Trust Agreement) of the Issuer.

      "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee.

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

      "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor at such time, with respect to any Common Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer shall have funds available therefor at such time, and (b) the amount of assets of the Issuer remaining available at such time for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under this Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive the guarantee payments under the Preferred Securities Guarantee.

      "Holder" shall mean any holder, as registered on the books and records of the Issuer of any Common Securities; provided, however, that, in determining whether the holders of the requisite percentage of Common Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

      "Indemnified Person" means the Common Guarantee Trustee, any Affiliate of the Common Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Common Guarantee Trustee.

      "Indenture" means the Subordinated Indenture dated as of July 26, 2005, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

      "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Common Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Common Securities.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Common Securities Guarantee shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

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

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Responsible Officer" means, with respect to the Common Guarantee Trustee, any officer within the Corporate Trust Office of the Common Guarantee Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Common Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Successor Common Guarantee Trustee" means a successor Common Guarantee Trustee possessing the qualifications to act as Common Guarantee Trustee under
Section 4.1.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                  ARTICLE II.

                              TRUST INDENTURE ACT

      Section 2.1. Trust Indenture Act; Application.

            (a) This Common Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Common Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

            (b) if and to the extent that any provision of this Common Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      Section 2.2. Lists of Holders of Securities.

            (a) The Guarantor shall provide the Common Guarantee Trustee with a list, in such form as the Common Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Common Securities ("List of Holders") as of such date, (i) concurrently with the provision of such a list to the Property Trustee pursuant to the Trust Agreement, and (ii) at any time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Common Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Common Guarantee Trustee by the Guarantor. The Common Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The Common Guarantee Trustee shall comply with its obligations under Section 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

      Section 2.3. Reports by the Common Guarantee Trustee. Within 60 days after May 15 of each year, the Common Guarantee Trustee shall provide to the Holders of the Common Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Common Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

      Section 2.4. Periodic Reports to Common Guarantee Trustee. The Guarantor shall provide to the Common Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      Section 2.5. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Common Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Common Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

      Section 2.6. Events of Default; Waiver. The Holders of a Majority in liquidation amount of Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Common Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Section 2.7. Event of Default; Notice.

            (a) (i) The Common Guarantee Trustee shall, within five (5) Business Days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Common Securities , notices of all Events of Default actually known to a Responsible Officer of the Common Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Common Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Common Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Common Securities.

            (b) The Common Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Common Guarantee Trustee shall have received written notice, or unless a Responsible Officer of the Common Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge thereof or shall have received written notice of such Event of Default.

      Section 2.8. Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Common Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.

                          POWERS, DUTIES AND RIGHTS OF
                            COMMON GUARANTEE TRUSTEE

      Section 3.1. Powers and Duties of the Common Guarantee Trustee.

            (a) This Common Securities Guarantee shall be held by the Common Guarantee Trustee for the benefit of the Holders of the Common Securities , and the Common Guarantee Trustee shall not transfer this Common Securities Guarantee to any Person except a Holder of Common Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Common Guarantee Trustee on acceptance by such Successor Common Guarantee Trustee of its appointment to act as Successor Common Guarantee Trustee. The right, title and interest of the Common Guarantee Trustee shall automatically vest in any Successor Common Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Common Guarantee Trustee.

            (b) If an Event of Default actually known to a Responsible Officer of the Common Guarantee Trustee has occurred and is continuing, the Common Guarantee Trustee shall enforce this Common Securities Guarantee for the benefit of the Holders of the Common Securities.

            (c) The Common Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Common Securities Guarantee, and no implied covenants or obligations shall be read into this Common Securities Guarantee against the Common Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Common Guarantee Trustee, the Common Guarantee Trustee shall exercise such of the rights and powers vested in it by this

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      Common Securities Guarantee, and shall use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Common Securities Guarantee shall be construed to relieve the Common Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (e) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Common Guarantee Trustee shall be determined solely by the express provisions of this Common Securities Guarantee, and the Common Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Common Securities Guarantee, and no implied covenants or obligations shall be read into this Common Securities Guarantee against the Common Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Common
            Guarantee Trustee, the Common Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Common Guarantee Trustee and conforming to the requirements of this Common Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Common Guarantee Trustee, the Common Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Common Securities Guarantee;

            (f) the Common Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Common Guarantee Trustee, unless it shall be proved that the Common Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (g) the Common Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Common Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Common Guarantee Trustee, or exercising any trust or power conferred upon the Common Guarantee Trustee under this Common Securities Guarantee; and

            (h) no provision of this Common Securities Guarantee shall require the Common Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Common Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it

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      under the terms of this Common Securities Guarantee or indemnity, reasonably satisfactory to the Common Guarantee Trustee, against such risk or liability is not reasonably assured to it.

      Section 3.2. Certain Rights of Common Guarantee Trustee. Subject to the provisions of Section 3.1:

            (a) The Common Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (b) Any direction or act of the Guarantor contemplated by this Common Securities Guarantee shall be sufficiently evidenced by a Direction (as defined in the Trust Agreement) or an Officers' Certificate.

            (c) Whenever, in the administration of this Common Securities Guarantee, the Common Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Common Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (d) The Common Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

            (e) The Common Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Common Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Common Securities Guarantee from any court of competent jurisdiction.

            (f) The Common Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Common Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Common Guarantee Trustee such security and indemnity, reasonably satisfactory to the Common Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Common Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Common Guarantee Trustee; provided that, nothing contained in this Section 3.2(f) shall be taken to relieve the Common Guarantee Trustee, upon the occurrence of an Event of Default, of

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

      its obligation to exercise the rights and powers vested in it by this Common Securities Guarantee.

            (g) The Common Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Common Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, but shall incur no liability of any kind by reason of such inquiry or investigation.

            (h) The Common Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Common Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (i) Any action taken by the Common Guarantee Trustee or its agents hereunder shall bind the Holders of the Common Securities , and the signature of the Common Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Common Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Common Securities Guarantee, both of which shall be conclusively evidenced by the Common Guarantee Trustee's or its agent's taking such action.

            (j) Whenever in the administration of this Common Securities Guarantee the Common Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Common Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Common Securities , (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
      (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (k) No provision of this Common Securities Guarantee shall be deemed to impose any duty or obligation on the Common Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Common Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Common Guarantee Trustee shall be construed to be a duty.

      Section 3.3. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Common Guarantee Trustee does not assume any responsibility for their correctness. The Common Guarantee Trustee makes no representation as to the validity or sufficiency of this Common Securities Guarantee.

                                  ARTICLE IV.

                            COMMON GUARANTEE TRUSTEE

      Section 4.1. Common Guarantee Trustee; Eligibility.

            (a) There shall at all times be a Common Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Common Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Common Guarantee Trustee shall immediately resign in the manner and with the effect set out in
      Section 4.2 (c).

            (c) If the Common Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Common Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      Section 4.2. Appointment, Removal and Resignation of Common Guarantee Trustees.

            (a) Subject to Section 4.2(b), the Common Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

            (b) The Common Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Common Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Common Guarantee Trustee and delivered to the Guarantor.

            (c) The Common Guarantee Trustee appointed to office shall hold office until a Successor Common Guarantee Trustee shall have been appointed or until its removal or resignation. The Common Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Common Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Common Guarantee Trustee has been appointed and has accepted such

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

      appointment by instrument in writing executed by such Successor Common Guarantee Trustee and delivered to the Guarantor and the resigning Common Guarantee Trustee.

            (d) If no Successor Common Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Common Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Common Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Common Guarantee Trustee.

            (e) No Common Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Common Guarantee Trustee.

            (f) Upon termination of this Common Securities Guarantee or removal or resignation of the Common Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Common Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V.

                                    GUARANTEE

      Section 5.1. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

      Section 5.2. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 5.3. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common

      Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities , or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e) any invalidity of, or defect or deficiency in, the Common Securities ;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      Section 5.4. Rights of Holders.

            (a) The Holders of a Majority in liquidation amount of the Common Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Common Guarantee Trustee in respect of this Common Securities Guarantee or exercising any trust or power conferred upon the Common Guarantee Trustee under this Common Securities Guarantee.

            (b) If the Common Guarantee Trustee fails to enforce this Common Securities Guarantee with respect to the right of any Holders to receive any Guarantee Payment in accordance herewith, such Holders may directly institute a proceeding against the Guarantor for enforcement of the Common Security Guarantee for such payment. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other Person or entity before proceeding directly against the Guarantor.

      Section 5.5. Guarantee of Payment. This Common Securities Guarantee creates a guarantee of payment and not of collection.

      Section 5.6. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such

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

Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      Section 5.7. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities , and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

      Section 5.8. Taxes. All payments in respect of the Guarantee Payments (including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by a Holder (or a third party on its behalf) after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction ("Guarantee Additional Amounts"), except that no such Guarantee Additional Amounts shall be payable to a Holder (or a third party on its behalf) with respect to any Guarantee Payments (including interest accrued thereon, if any) (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of Common Securities to which such Guarantee Payments relate) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner) of Common Securities ) or (ii) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction of any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Common Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim.

                                  ARTICLE VI.

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

      Section 6.1. Limitation of Transactions. So long as any Common Securities remain outstanding, if there shall have occurred and be continuing an Event of Default or an event of default under the Trust Agreement, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of its common stock, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition, the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to the Guarantor's Rights Agreement, dated as of May 11, 1999, as amended, between the Guarantor and Wells Fargo Bank Minnesota, N.A. as successor in interest to ChaseMellon Shareholder Services, LLC), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, dated July 26, 2005 of the Guarantor with respect to the 6.750% Trust Originated Preferred Securities), this Agreement, the Capital Securities Guarantee Agreement, dated as of June 6, 1997, the Common Securities Guarantee Agreement, dated as of December 20, 1996 with respect to the 8.197% Common Securities, and the Company's Rights Agreement, as amended, dated as of May 11, 1999, between the Company and ChaseMellon Shareholder Services, LLC (which has been succeeded by Wells Fargo Bank Minnesota, N.A.).

      Section 6.2. Subordinated Ranking. This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness (as such term is defined in the Indenture), the Preferred Securities Guarantee and the Capital Securities Guarantee, dated as of June 6, 1997 (ii) pari passu with the Common Securities Guarantee dated as of December 20, 1996, and any other liabilities or obligations that may be pari passu by their terms and (iii) senior to the Guarantor's common stock, the most senior preferred or preference stock now or hereafter issued by the Guarantor.

      Section 6.3. Event of Default. If an Event of Default has occurred and is continuing under the Trust Agreement, the rights of the Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee shall be subordinated to the rights of the holders of the Preferred Securities to receive payment of all amounts due and owing under the terms of the Preferred Securities Guarantee.

                                  ARTICLE VII.

                                   TERMINATION

      Section 7.1. Termination. This Common Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or (iii) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                 ARTICLE VIII.

                                INDEMNIFICATION

      Section 8.1. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Common Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Common Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Common Securities might properly be paid.

      Section 8.2. Indemnification.

            (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

            (b) To the fullest extent permitted by applicable law, reasonable expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

            (c) The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of the Common Securities Guarantee.

                                  ARTICLE IX.

                                 MISCELLANEOUS

      Section 9.1. Successors and Assigns. All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

      Section 9.2. Amendments. Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Common Securities . The provisions of Section 12.2 of the Trust Agreement with respect to meetings of Holders of the Securities apply to the giving of such approval.

      Section 9.3. Notices. All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

            (a) if given to the Common Guarantee Trustee, at the Common Guarantee Trustee's mailing address set forth below (or such other address as the Common Guarantee Trustee may give notice of to the Holders of the Common Securities):

                  The Bank of New York
                  101 Barclay Street, 8W
                  New York, New York 10286
                  Facsimile: (212) 815-5704
                  Attention: Geovanni Barris

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                  W. R. Berkley Corporation
                  475 Steamboat Road
                  Greenwich, Connecticut 06830
                  Facsimile No.: (203) 769-4098
                  Attention: Ira S. Lederman

            (c) If given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

      All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      Section 9.4. Benefit. This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and, subject to Section 3.1(a), is not separately transferable from the Common Securities.

      Section 9.5. Governing Law. THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                      W. R. BERKLEY CORPORATION, as Guarantor

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      THE BANK OF NEW YORK, as Common Guarantee
                                      Trustee

                                      By: ______________________________________
                                          Name:
                                          Title:

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